UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Dated March 7, 2007
of
ARRIS GROUP, INC.
A Delaware Corporation
IRS Employer Identification No. 58-2588724
Commission File Number 000-31254
3871 Lakefield Drive
Suwanee, Georgia 30024
(770) 622-8400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 7, 2007, ARRIS Group, Inc. (“ARRIS”) was notified by Tandberg Television ASA (“Tandberg”) that Tandberg was terminating the Transaction Agreement, dated January 15, 2007, as amended (the “Transaction Agreement”), between ARRIS and Tandberg. As a result of the change in Tandberg’s board recommendation and the termination of the Transaction Agreement, Tandberg paid ARRIS a termination fee of $18 million under the terms of the Transaction Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	Arris	Group, Inc.

	By:	/s/ Lawrence A. Margolis

Lawrence A. Margolis
Executive Vice President of Strategic
Planning, Administration and Chief
Counsel and Secretary

Dated: March 13, 2007